Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-167789, 333-162788 and 333-161031) and the Registration Statement on Form S-8 (No. 333-130367) of Somaxon Pharmaceuticals, Inc. of our report dated March 9, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Diego, California

March 9, 2012